Exhibit 10.8

Vahanna Tech Edge Acquisition I Corp.

(the “Company”)

Surrender of Shares

Pursuant to sections 59(1A) and 59(1B)

of the

BVI Business Companies Act (as amended)

Vahanna LLC (the “Surrendering Member”) does hereby irrevocably surrender to the Company 1,437,500 Class B ordinary shares (the “Shares”) registered in the name of the Surrendering Member in the register of members of the Company for no consideration.

The Surrendering Member further confirms that the Shares are fully paid up shares of the Company.

Signed by the Surrendering Member

/s/ Vinode Ramgopal
For and on behalf of
Vahanna LLC
Dated this 28th day of October 2021